Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

LPL Financial Holdings Inc.

LPL Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Equity	Common Stock, $0.001 par value per share	457(o)	(2)	(3)	—	—	—

Fees to Be Paid	Debt	Debt Securities (4)	457(o)	(2)	(3)	—	—	—

	Other	Guarantees (5)	457(n)	(5)	(5)	—	—	—

	Unallocated (Universal) Shelf	N/A	457(o)	(2)	Unallocated (Universal) Shelf	$3,000,000,000	.0001102	$330,600

Fees Previously Paid	Unallocated (Universal) Shelf	N/A	457(o)		Unallocated (Universal) Shelf	$3,000,000,000	0.0001102	$330,600				(6)

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$3,000,000,000		$330,600

	Total Fees Previously Paid							$330,600

	Total Fee Offsets							N/A

	Net Fee Due							$0

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common stock being registered hereunder includes such indeterminable number of shares of common stock that may be offered or issued in connection with any stock split, stock dividend or similar transactions.

(2)

There are being registered hereunder an indeterminate number of shares of common stock and an indeterminate principal amount of debt securities. The proposed maximum offering price will be determined, from time to time, by the applicable registrant in connection with the issuance by such registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and amount of debt securities that may be issued upon conversion, exchange or exercise of the securities offered hereby, for which the registrant may or may not receive additional separate consideration. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $3,000,000,000 or, if any debt securities are issued at an original issue discount, such greater amount as will result in an aggregate offering price of $3,000,000,000, less the aggregate dollar amount of all securities previously issued pursuant to this registration statement.

(3)

The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the applicable registrant in connection with the issuance by such registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.

(4)	Debt securities issued under this registration statement may consist of one or more series of senior and/or subordinated debt securities of LPL Holdings, Inc.

(5)

LPL Financial Holdings Inc. will fully and unconditionally guarantee the payment of principal of, and premium (if any) and interest on, the debt securities of LPL Holdings, Inc. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

(6)

The Registrants previously paid $330,600 when the Registrants initially filed the Registration Statement on Form S-3 (File No. 333-274631) with the Securities and Exchange Commission on September 22, 2023.